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                                EXHIBIT 23.1
                         INDEPENDENT ACCOUNTANTS' CONSENT

         We hereby consent to the incorporation by reference in this Registration Statement of QRS Corporation on Form S-8 of our report dated February 5, 2001, relating to the financial statements appearing in the Annual Report on Form 10-K of QRS Corporation for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

San Francisco, California
March 30, 2001